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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 20, 1997
                Date of Report (Date of earliest event reported)

                         Princeton American Corporation
             (Exact name of registrant as specified in its charter)

Nevada                                0-5141                 22-1848644
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)

      300 W. Clarendon, Suite 210, Phoenix, Arizona 85013
      (Address of principal executive offices)   (Zip Code)

      Registrant's telephone number, including area code      (602) 274-4939

                                      N/A
         (Former name or former address, if changed since last report.)


      ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  N/A

      ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  N/A

      ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

            On December 20, 1997, the Joint Plan of Reorganization for the Company became effective. The Company had been in Chapter 11 reorganization since December 11, 1996, in the United States Bankruptcy Court for the District of Arizona, Case No. 96-13675 PHX JMM. The plan was filed by the Chapter 11 Trustee Roger W. Brown and William C. Taylor, and was confirmed by the Bankruptcy Court on November 20, 1997. A secured creditor has filed a motion for reconsideration of the confirmation order, but the order has not been stayed so the plan became effective according to its terms notwithstanding that motion, but subject to any later ruling on that motion. A copy of the plan is attached hereto as Exhibit 1.
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            Under the plan, the company's new board of directors consists of
William Taylor, Roderick W. Mckinnon III and Scott E. Bird, Jr.

            The plan provides that existing stock interests of the common stock holders of the company shall be retained, provided that the stockholder filed a timely proof of interest or held less than 10,000 shares. The stockholdings of shareholders who held more than 10,000 shares and failed to file a timely and proper proof of interest will be eliminated, pursuant to the Court's order establishing the September 17, 1997, deadline for filing proofs of interest. However, many stockholders did not receive timely notice of the necessity to file proofs of interest, so proofs of interest that were filed late but promptly after such notice was received will likely be allowed. Within the next 60 days the Company intends to determine what stockholdings should be upheld, file objections to those for which no proper proof of interest was timely filed, and ultimately issue new certificates to stockholders holding valid interests as of the November 20 confirmation date.

            The plan also provides that (a) all preferred stock is converted to common stock; (b) all claims based on warrants and options are to be satisfied in common stock; (c) certain claims shall be subordinated to the priority of common stock (and one creditor has tentatively been allowed a $250,000 claim that, if upheld, will be satisfied by an issuance of common stock of that value based on the percentage ownership such stock would represent of the fair market value of the estate's assets); (d) the claim of William C. Taylor is allowed and satisfied by an issuance of common stock representing forty percent (40%) of the total of all stock that will remain outstanding after the plan is effective and fully implemented; and (e) the subsidiaries 4808 Corporation and 88 Redevelopment Corporation are merged into the corporation.

            The schedules filed by the corporation's prior management reflected a total of 18,443,586 common shares outstanding, but information received from the corporation's stock transfer agent, American Stock Transfer, reflects that there may be as many as 26 million shares outstanding.


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            For information on the assets and liabilities of the company as of the date of the order of confirmation, see the disclosure statement that was filed with the bankruptcy court, attached hereto as Exhibit 2.


      ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      The company is in the process of selecting a new certifying accountant.


      ITEM 5.  OTHER EVENTS.  N/A

      ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

            As a result of confirmation of the plan, the current directors, Dale
E. Eyman, David S. Smith and Michael B. Mooney, will be replaced by William Taylor, Roderick W. Mckinnon III and Scott E. Bird, Jr., effective as of the December 20, 1997 effective date of the plan.

      ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      The plan of reorganization is attached hereto as Exhibit 1 and the disclosure statement is attached hereto as Exhibit 2. Once new management is in place pursuant to the plan, it will engage new accountants to prepare financial statements to come into compliance with SEC reporting obligations within the first quarter of 1998, pursuant to Plan Paragraph 3.9.

      ITEM 8.  CHANGE IN FISCAL YEAR.

      The plan does not change the company's fiscal year.

      ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

      Testimony submitted in the bankruptcy case reveals that the company sold a substantial number of equity securities pursuant to Regulation S, and this may account for the difference in number of shares of common stock believed to be outstanding as referred to in Item 3 above. The plan proponents, however, do not have sufficient information about such sales to comply with this reporting requirement.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Princeton American Corporation



Date:  12/23/97                     By /s/ Roger W. Brown
     ------------                     -------------------------------------
                                    Roger W. Brown, Trustee (Signature)

                                               Roger W. Brown
                                               --------------
                                                (Print Name)


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